UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

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Spirit Aviation Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35186	33-3711797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Radiant Drive
Dania Beach, Florida 33004
(Address of principal executive offices, including zip code)

(954) 447-7920
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FLYY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotions and Compensation Adjustments

On July 21, 2025, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Spirit Aviation Holdings, Inc. (the “Company”) approved the promotion of Thomas Canfield, our current Senior Vice President & General Counsel to Executive Vice President & General Counsel, effective immediately. In connection with his promotion, the Committee also approved an increase in Mr. Canfield’s annual base salary to $610,000, as well as an increase in his target short-term incentive bonus opportunity to 100% of his base salary and his target annual long-term incentive opportunity to $1,500,000.

Awards under the Spirit Aviation Holdings, Inc. 2025 Incentive Award Plan

On July 21, 2025, the Committee approved the grant of (i) time-based restricted stock units (“RSUs”), (ii) performance-based restricted stock units (“PSUs”) and (iii) performance-based cash incentive awards (“Performance Cash Awards,” and collectively, the “2025 Awards”) to the Company’s executive team, including the Company’s current named executive officers (“NEOs”), other than our Chief Executive Officer, who was granted equity incentive awards in connection with his hire in April 2025. The 2025 Awards were granted under the Spirit Aviation Holdings, Inc. 2025 Incentive Award Plan (the “Incentive Plan”).

The targeted grant date value of the 2025 Awards to our current NEOs are set forth in the table below. The actual number of shares to be granted pursuant to the RSUs and PSUs will be determined by dividing the below approved targeted grant date values of the RSUs and PSUs by the volume weighted average trading price of the Company’s common stock during the 20 consecutive trading days prior to the applicable date of grant.

Name and Title	RSUs	PSUs	Performance Cash Awards
Fredrick Cromer Executive Vice President & Chief Financial Officer	$375,000	$375,000	$3,750,000
John Bendoraitis Executive Vice President & Chief Operating Officer	$375,000	$375,000	$3,750,000
Thomas Canfield Executive Vice President, General Counsel & Secretary	$375,000	$375,000	$3,750,000

The RSUs will vest in equal annual installments on each of the first three anniversaries of April 1, 2025, subject to the NEO’s continued employment through each vesting date. In the event the NEO’s employment is terminated by the Company without “cause” or due to their death or “disability” (as such term is defined in the Incentive Plan), the next regularly scheduled installment of RSUs that would have otherwise vested but for such termination of service will automatically vest in full as of the date of such termination of service. Upon a “change in control” (as defined in the Incentive Plan), in the event the successor entity (or its parent) assumes or substitutes the RSUs, the RSUs will thereafter remain outstanding and eligible to vest in accordance with the original vesting schedule; provided, however, in the event of the NEO’s termination of service by the Company (or its successor) without cause or resignation for “good reason” (as defined in the 2025 Severance Plan (as defined below)), the RSUs will fully vest as of the date of such termination of service. If the successor entity (or its parent) in the change in control fails to assume or substitute the RSUs in connection with the change in control, the RSUs will automatically vest in full as of immediately prior to the consummation of such change in control.

The PSUs will be earned and vest on April 1, 2028, subject to (i) the NEO’s continued employment through such date and (ii) the level of achievement of an equity valuation growth performance goal. The performance goal will be achieved between 0% and 100% based on the level of increase in the Company’s equity valuation, measured as of April 1, 2028 (or, if earlier, the date of a change in control). In the event the NEO’s employment is terminated by the Company without cause or due to death or disability, a pro-rated portion of the PSUs will be eligible to vest as of the last day of the performance period, based on the actual level of achievement of the applicable performance goal. Upon a change in control, in the event the successor entity (or its parent) assumes or substitutes the PSUs, the earned PSUs (measured as of the date of the change in control) will thereafter remain outstanding and eligible to vest on April 1, 2028; provided, however, in the event of the NEO’s termination of service due to death or disability, by the Company (or its successor) without cause or by the NEO for good reason, the earned PSUs will vest as of the date of such termination of service. If the successor entity (or its parent) in the change in control fails to assume or substitute the PSUs in connection with the change in control, the earned PSUs (measured as of the date of the change in control) will automatically vest as to service as of immediately prior to the consummation of such change in control.

The Performance Cash Awards will be earned and vest as follows: (i) 50% of the Performance Cash Award will be earned and vest based on the level of achievement of specified annual performance goals for the period from April 1, 2025 to March 31, 2026 and (ii) the remaining 50% of the award will be earned and vest based on the level of achievement of specified annual performance goals for the period from April 1, 2026 to March 31, 2027, in each case subject to the NEO’s continued employment through the last day of the applicable performance period. In addition, in the event that the first installment of the Performance Cash Award is not fully earned based on the level of achievement of the annual performance goals during the first performance period, the first installment may still be fully earned based on the level of achievement of the cumulative two-year performance goals, subject to continued employment through the end of such period (a “catch-up” payment). In the event the NEO’s employment is terminated without cause or due to death or disability, a pro-rata portion of the Performance Cash Award will be eligible to vest based upon achievement of the performance goals, except that if such termination occurs prior to April 1, 2026, then such pro-rata portion will not include the second installment of the Performance Cash Award or any “catch-up” payment. Upon a change in control, in the event a successor entity (or its parent) assumes or substitutes the Performance Cash Award, (i) the performance goals for each performance period that has not yet been completed as of the date of such change in control will be deemed achieved at the target performance level (100%) and (ii) the Performance Cash Award will remain outstanding and eligible to vest on the last date of each applicable performance period as originally scheduled; provided, however, in the event of the NEO’s termination of service by the Company (or its successor) without cause or by the NEO for good reason, the Performance Cash Award will fully vest and become payable as of the date of such termination of service. In the event a successor entity (or its parent) in the change in control fails to assume or substitute the Performance Cash Award, the Performance-based Cash Award will automatically vest in full (with the performance goals deemed achieved at the target performance level 100%).

Any acceleration of the vesting described above for the RSUs, PSUs and Performance Cash Awards is subject to the NEO’s (i) continued compliance with applicable restrictive covenant obligations and (ii) the timely execution and non-revocation of a general release of claims.

The foregoing is a summary description of certain terms of the 2025 Awards and, by its nature, is incomplete. It is qualified in its entirety by the full text of the award agreements under the 2025 Plan governing the 2025 Awards, forms of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Spirit Aviation Holdings, Inc. 2025 Executive Severance Plan

On July 21, 2025, the Committee adopted the Spirit Aviation Holdings, Inc. 2025 Executive Severance Plan (the “2025 Severance Plan”), which provides eligible employees of the Company (including the Company’s current named executive officers) with certain severance payments and benefits in the event of a qualifying termination of their employment, including in connection with a change in control of the Company (as defined in the Incentive Plan). The terms of the 2025 Severance Plan applicable to the NEOs are substantially consistent with those set forth in the Spirit Airlines, LLC (f/k/a Spirit Airlines, Inc.) 2017 Executive Severance Plan (as amended) (the “2017 Severance Plan”), the terms of which have been previously described by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Any severance payments or benefits provided under the 2025 Severance Plan in connection with a participant’s qualifying termination of employment will be reduced, on a dollar-for-dollar basis, by the amount of any severance payments or benefits provided to such individual under the 2017 Severance Plan in connection with the termination of such participant’s employment.

The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2025

SPIRIT AVIATION HOLDINGS, INC.

By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Executive Vice President, General Counsel & Secretary